Exhibit 24

DATE:     January 26, 1996

TO:       Louis E. Buck, Jr.
          Laurence M. Hamric

FROM:     Edwin Lupberger, et. al.

SUBJECT:  Power of Attorney


Entergy Corporation, referred to herein as the Company, will file with the Securities and Exchange Commission its Annual Report on Form 10-K for the year ended December 31, 1995 pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

The Company and the undersigned, in their respective capacities as directors and/or officers of said Company as specified in Attachment I, do each hereby make, constitute and appoint Louis E. Buck, Jr. and Laurence M. Hamric, and each of them, their true and lawful Attorneys (with full power of substitution) for each of the undersigned and in his or her name, place and stead to sign and cause to be filed with the Securities and Exchange Commission the aforementioned Annual Report on Form 10-K and any amendments thereto.

Yours very truly,

Entergy Corporation




By:     /s/ Edwin Lupberger
  Edwin Lupberger                     Gerald D. McInvale
Chairman of the Board and            Senior Vice President
and Chief Executive Officer          Chief Financial Officer

__/s/ W. Frank Blount               ____/s/ John A. Cooper,Jr.
  W. Frank Blount                    John A. Cooper, Jr.




__/s/ Lucie J. Fjeldstad            __/s/ Norman C. Francis
 Lucie J. Fjeldstad                   Norman C. Francis




__/s/ Kaneaster Hodges, Jr.         ____/s/ Robert v.d. Luft
Kaneaster Hodges, Jr.                  Robert v.d. Luft




___/s/ Edwin Lupberger               ___/s/ Kinnaird R. McKee
  Edwin Lupberger                     Kinnaird R. McKee




___/s/ Paul W. Murrill               _____/s/ James R. Nichols
  Paul W. Murrill                      James R. Nichols




_____/s/ Eugene H. Owen              ___/s/ John N. Palmer, Sr.
   Eugene H. Owen                    John N. Palmer, Sr.




_____/s/ Robert D. Pugh              ___/s/ H. Duke Shackelford
   Robert D. Pugh                    H. Duke Shackelford




___/s/ Wm. Clifford Smith            __/s/ Bismark A. Steinhagen
 Wm. Clifford Smith                  Bismark A. Steinhagen

Entergy Corporation

Chairman of the Board, President, Chief Executive Officer and Director (principal executive officer) - Edwin Lupberger

Executive   Vice  President  and  Chief  Financial   Officer
(principal financial officer) - Gerald D. McInvale

Directors - W. Frank Blount, John A. Cooper, Jr., Lucie J. Fjeldstad, Norman C. Francis, Kaneaster Hodges, Jr., Robert v.d. Luft, Kinnaird R. McKee, Paul W. Murrill,
James R. Nichols, Eugene H. Owen, John N. Palmer, Sr., Robert D. Pugh, H. Duke Shackelford, Wm. Clifford Smith, Bismark A. Steinhagen.